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Exhibit (a)-(3)

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  Exhibit (a)-(3)

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

NORD ANGLIA EDUCATION, INC.

August 21, 2017

GO GREEN

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Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00030000000030030000 5 082117

THE BOARD OF DIRECTORS (WITHOUT THE PARTICIPATION OF JACK HENNESSY AND KOSMAS KALLIAREKOS) RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

As Special Resolutions:

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 1 -- THAT (i) the agreement and plan of merger dated as of April 25, 2017 (the "Merger Agreement") among Nord Anglia Education, Inc. (the "Company"), Bach Finance Limited ("Parent"), and Bach Acquisitions Limited ("Merger Sub") (such Merger Agreement being in the form attached as Annex A to the accompanying proxy statement and which will be produced and made available for inspection at the extraordinary general meeting), the plan of merger (the "Plan of Merger") between Merger Sub and the Company required to be registered with the Registrar of Companies of the Cayman Islands for the purposes of the Merger (such Plan of Merger being substantially in the form attached as Annex B to the accompanying proxy statement and which will be produced and made available for inspection at the extraordinary general meeting) in order to give effect to the merger of Merger Sub with and into the Company, with the Company surviving as a subsidiary of Parent (the "Merger"), and any and all transactions contemplated thereby, including the Merger, be authorized and approved; (ii) upon the Merger becoming effective, the variation of the authorized share capital of the Company from US$20,000,000 divided into 2,000,000,000 ordinary shares, of a par value US$0.01 each, to US$20,000,000 divided into 1,000,000,000 Class A ordinary shares, of a par value US$0.01 each, and 1,000,000,000 Class B ordinary shares, of a par value US$0.01 each (the "Variation of Capital") be authorized and approved; and (iii) upon the Merger becoming effective, the amendment and restatement of the existing memorandum and articles of association of the Company (as the surviving company) by the deletion in their entirety and the substitution in their place of the new amended and restated memorandum and articles of association in the form attached as Appendix II to the Plan of Merger (the "Amendment of the M&A"), be authorized and approved

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2 -- THAT each of the directors of the Company be authorized to do all things necessary to give effect to (i) the Merger Agreement, the Plan of Merger and the transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger, (ii) the Variation of Capital, and (iii) the Amendment of the M&A

As an Ordinary Resolution:

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 3 -- THAT the chairman of the extraordinary general meeting be instructed to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolutions during the extraordinary general meeting

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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NORD ANGLIA EDUCATION, INC.

Level 12, St. George's Building, 2 Ice House Street
Central, Hong Kong

For the Extraordinary General Meeting of Shareholders
to Be Held on August 21, 2017
(or any adjournment or postponement thereof)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (a) acknowledges receipt of the proxy statement related to the above-referenced meeting and (b) appoints Alan Kelsey and Andrew Fitzmaurice and each of them as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Ordinary Shares of Nord Anglia Education, Inc. held of record by the undersigned as of the close of business in New York on July 10, 2017, at the extraordinary general meeting of shareholders to be held at Grosvenor House, A JW Marriott Hotel, 86-90 Park Lane, London W1K 7TN, United Kingdom, on August 21, 2017 at 2:00 p.m. (London, UK time), or any adjournment or postponement thereof.

This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the Board of Directors recommendations indicated on the reverse side, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

(Continued and to be signed on the reverse side.)